Exhibit 99.1

Entrada Therapeutics Reports Fourth Quarter and Full Year 2021 Financial Results

On track to submit IND application for ENTR-601-44 targeting Duchenne muscular dystrophy in 2H 2022

$291.1 million in cash and cash equivalents as of December 31, 2021 to advance pipeline of EEV- therapeutic candidates

BOSTON, Mass., March 15, 2022 – Entrada Therapeutics, Inc. (Nasdaq: TRDA), a biopharmaceutical company aiming to transform the lives of patients by establishing intracellular Endosomal Escape Vehicle (EEV™) therapeutics as a new class of medicines, today reported financial results for the fourth quarter and full year ending December 31, 2021 and highlighted recent business updates.

“The fourth quarter of 2021 marked a significant milestone for Entrada, as we secured approximately $209 million in gross proceeds from our initial public offering and became a Nasdaq-listed company,” said Dipal Doshi, President and Chief Executive Officer of Entrada Therapeutics. “We are on track to submit an IND application in the second half of 2022 for ENTR-601-44, our lead neuromuscular candidate for patients with Duchenne muscular dystrophy who are exon 44 skipping amenable. In addition to our lead programs in DMD and myotonic dystrophy type 1, we are progressing our early-stage oligonucleotide, antibody and enzyme-based programs that have the potential to address unmet patient needs in immunology, oncology and metabolic diseases.”

Recent Corporate Highlights

•	In November 2021, Entrada Therapeutics completed an upsized Initial Public Offering (IPO) raising $208.7 million in gross proceeds. The Company closed its IPO, issuing a total of 10,436,250 shares of Entrada’s common stock, which included the exercise in full by the underwriters of their option to purchase an additional 1,361,250 shares of common stock, at a public offering price of $20.00 per share. The net proceeds after deducting underwriting discounts, commissions and other estimated offering expenses were approximately $190.7 million.

•	Entrada Therapeutics was added to the Russell 2000® and Russell 3000® Indexes as part of the planned fourth quarter IPO additions, effective December 20, 2021.

•	In January 2022, Entrada Therapeutics appointed Jared Cohen, PhD, JD as General Counsel. Dr. Cohen has nearly 20 years of legal experience and held a variety of leadership roles in the biopharmaceutical space.

Upcoming Scientific Meetings

•	Entrada Therapeutics plans to present preclinical data at two scientific meetings in March 2022. Once available, presentations from both meetings will be accessible online at: https://www.entradatx.com/publications

o	The Company will present confirmatory preclinical data from its Duchenne muscular dystrophy program at the March 13-16, MDA Clinical and Scientific Conference. The poster presentation titled, Enhanced Exon Skipping and Dystrophin Production in a Mouse Model of Duchenne Muscular Dystrophy with EEV-PMO Treatment, will be part of the Strategies to Improve Oligonucleotide Delivery session on March 16 starting at 8:30AM CDT.

o	Entrada Therapeutics will present new preclinical data from its myotonic dystrophy type 1 program at the March 15-16, 7th Annual Oligonucleotide and Precision Therapeutics (OPT) Congress. The oral presentation titled, Development of Endosomal Escape Vehicles to Enhance the Intracellular Delivery of Oligonucleotides, will be part of a panel on March 15 at 1:15PM EDT.

Fourth Quarter and Full Year 2021 Financial Results

Cash Position: As of December 31, 2021, cash and cash equivalents were $291.1 million, which includes the net proceeds from the November 2021 closing of the Company’s IPO, which raised approximately $190.7 million, after deducting underwriting discounts, commissions and other estimated offering costs.

Research & Development (R&D) Expenses: R&D expenses were $12.4 million for the fourth quarter of 2021 and $35.9 million for the full year of 2021, compared to $6.7 million and $21.1 million for the same periods in 2020. This increase was primarily due to additional investment in preclinical studies to support future clinical trials, enhanced facility and equipment-related investments and higher personnel costs (including non-cash stock-based compensation).

General & Administrative (G&A) Expenses: G&A expenses were $6.1 million for the fourth quarter of 2021 and $15.2 million for the full year of 2021, compared to $2.0 million and $5.6 million for the same periods in 2020. This increase was primarily due to higher personnel costs (including non-cash stock-based compensation), legal and other professional fees, and facilities costs.

Net Loss: Net loss was $18.4 million for the fourth quarter of 2021 and $51.2 million for the year ended December 31, 2021, compared to net loss of $8.7 million and $26.5 million for the same periods in 2020.

About Entrada Therapeutics

Entrada Therapeutics is a biopharmaceutical company aiming to transform the lives of patients by establishing a new class of medicines, Endosomal Escape Vehicles (EEV™) therapeutics, to engage intracellular targets that have long been considered inaccessible and undruggable. The Company’s EEV therapeutics are designed to enable the efficient intracellular delivery of a wide range of therapeutics into a variety of organs and tissues with an improved therapeutic index. Through its proprietary, highly versatile and modular EEV Platform, Entrada is building a robust development portfolio of oligonucleotide-, antibody- and enzyme-based programs for the potential treatment of neuromuscular diseases, immunology, oncology and diseases of the central nervous system. The Company’s lead oligonucleotide programs include ENTR-601-44 targeting Duchenne muscular dystrophy (DMD), and a follow-on program targeting myotonic dystrophy type 1 (DM1).

For more information about Entrada, please visit our website, www.entradatx.com, and follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Entrada’s strategy, future operations, prospects and plans, objectives of management, the continued development of ENTR-601-44 in IND-enabling studies, the timing of Entrada’s planned regulatory filings regarding its development programs, the progression of early-stage oligonucleotide, antibody and enzyme-based programs into clinical development, the continued development and advancement of an EEV-PMO candidate for the treatment of DMD and myotonic dystrophy type 1, the potential therapeutic benefits of its EEV candidates and the sufficiency of its cash resources, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Entrada may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the identification and development of product candidates, including the conduct of research activities and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies; the timing of and Entrada’s ability to submit and obtain regulatory clearance for investigational new drug applications and initiate clinical trials; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; whether Entrada’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; uncertainties associated with the impact of the ongoing COVID-19 pandemic on Entrada’s business and operations; as well as the risks and uncertainties identified in Entrada’s filings with the Securities and Exchange Commission (SEC), including the Company’s most recent Form 10-K and in subsequent filings Entrada may make with the SEC. In addition, the forward-looking statements included in this press release represent Entrada’s views as of the date of this press release. Entrada anticipates that subsequent events and developments will cause its views to change. However, while Entrada may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Entrada’s views as of any date subsequent to the date of this press release.

ENTRADA THERAPEUTICS, INC.

SELECTED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(In thousands, except share and per share amounts)

Condensed consolidated statements of operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Operating expenses:
Research and development	$12,362	$6,656	$35,926	$21,102
General and administrative	6,098	1,997	15,201	5,565
Total operating expenses	18,460	8,653	51,127	26,667
Loss from operations	(18,460)	(8,653)	(51,127)	(26,667)
Other (expense) income:
Interest and other (expense) income, net	13	(20)	(31)	144
Total other (expense) income, net	13	(20)	(31)	144
Net loss	$(18,447)	$(8,673)	$(51,158)	$(26,523)
Net loss per share attributable to common stockholders, basic and diluted	$(0.89)	$(7.47)	$(8.16)	$(24.00)
Weighted-average common shares outstanding, basic and diluted	20,779,674	1,160,598	6,267,776	1,105,260

Condensed consolidated balance sheets

	December 31,	December 31,
	2021	2020
Cash and cash equivalents	$291,064	$39,045
Total assets	305,833	43,527
Total liabilities	7,115	3,359
Redeemable convertible preferred stock	—	81,658
Total stockholders' (deficit) equity	298,718	(41,490)

Entrada Investor/Media Contact

Karla MacDonald

VP, Corporate Communications and Investor Relations

kmacdonald@entradatx.com